Exhibit 99.1

1350 Avenue of the Americas New York, NY 10019

Press Release CRH completes $8.5B acquisition of Arcosa

NEW YORK – October 23, 2026 – CRH (NYSE: CRH), the leading provider of building materials, today announced that it has completed its acquisition of Arcosa, Inc.

CRH previously announced on June 22, 2026 that it had reached an agreement to acquire Arcosa, a leading U.S. provider of aggregates and critical infrastructure products, for a total enterprise value of approximately $8.5 billion.

The completed acquisition is highly complementary to CRH, advancing the company’s aggregates-led, connected portfolio strategy. The transaction reinforces CRH’s position as the leader in U.S. and global aggregates, and increases its exposure to demand from major road, water, energy and data projects across the country.

Jim Mintern, CRH CEO, said: “Arcosa is an excellent strategic fit for CRH and fully aligns with our growth ambitions. With high-quality aggregates assets and attractive positions in the growing U.S. energy transmission market, the acquisition strengthens our connected portfolio and reinforces our position as the #1 infrastructure player in North America. We look forward to welcoming our Arcosa colleagues into CRH and executing on the strong growth opportunities ahead.”

CRH will provide updated full-year 2026 guidance reflecting the completion of the Arcosa acquisition with its third-quarter results on October 29.

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Contacts

Danilo Juvane	Lauren Schulz
Head of Investor Relations	Chief Communications Officer
Danilo.Juvane@crh.com	Lauren.Schulz@crh.com

About CRH

CRH is the leading provider of building materials critical to modernizing infrastructure. With our team of 83,000 people across 4,000 locations, our unmatched scale, connected portfolio, and deep local relationships make us the partner of choice for transportation, water, and reindustrialization projects, shaping communities for a better tomorrow. CRH (NYSE: CRH) is a member of the S&P 500 Index. For more information, visit www.crh.com.

Forward-Looking Statements

In reliance upon the “Safe Harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, CRH is providing the following cautionary statement.

This press release contains statements that are, or may be deemed to be, forward-looking statements with respect to the financial condition, results of operations, business, viability and future performance of CRH plc (“CRH”) and certain of its plans and objectives, including statements regarding the acquisition of Arcosa, Inc. (“Arcosa”) by CRH (the “Merger”). These forward-looking statements may generally, but not always, be identified by the use of words such as “will”, “anticipates”, “should”, “could”, “would”, “targets”, “aims”, “may”, “continues”, “expects”, “is expected to”, “estimates”, “believes”, “intends” or similar expressions. These forward-looking statements include all matters that are not historical facts or matters of fact at the date of this press release.

In particular, the following, among other statements, are all forward-looking in nature: the anticipated benefits of the Merger, including its advancement of CRH’s connected portfolio strategy; the anticipated increased exposure for CRH to demand from major road, water, infrastructure and data system projects across the U.S.; expected growth in the U.S. energy transmission market; and the anticipated growth opportunities resulting from the Merger.

By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that may or may not occur in the future and reflect CRH’s current expectations and assumptions as to such future events and circumstances that may not prove accurate. You are cautioned not to place undue reliance on any forward-looking statements. These forward-looking statements are made as of the date of this press release. CRH expressly disclaims any obligation or undertaking to publicly update or revise these forward-looking statements other than as required by applicable law.

A number of material factors could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements, certain of which are beyond our control, and which include, but are not limited to: the ability to integrate Arcosa successfully and to recognize the anticipated benefits of the Merger; the amount of costs, fees, expenses and charges related to the Merger; the indebtedness incurred to finance the Merger and its effect on CRH’s financial condition; potential litigation relating to the Merger; the effect of the Merger on CRH’s and Arcosa’s business relationships, operating results and business generally; economic and financial conditions, including changes in interest rates, inflation, price volatility and/or labor and materials shortages; and the risks and uncertainties described under “Risk Factors” in Part I, Item 1A in CRH’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 as filed with the U.S. Securities and Exchange Commission (the “SEC”) and in CRH’s other filings with the SEC.